Exhibit 99.1
NEWS RELEASE

February 21, 2008	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Washington, DC
RADIO ONE, INC. REPORTS
FOURTH QUARTER RESULTS
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2007. Net revenue was approximately $78.1 million, a decrease of 5% from the same period in 2006. Station operating income1 was approximately $27.8 million, a decrease of 26% from the same period in 2006. Operating loss, including approximately $404.1 million in non-cash impairment charges for intangible assets, was approximately $387.6 million, a significant increase from the loss in the same period in 2006. Pro forma for the exclusion of non-cash impairment charges, operating income was approximately $16.5 million, a decrease of 41% from the same period in 2006. Net loss was approximately $386.4 million or $3.91 per basic share, an increase from the reported net loss of approximately $25.5 million in the same period in 2006.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “As predicted, the industry experienced a soft fourth quarter, with the markets in which we operate down 5% year to year. Of our same 5% net revenue decline, 300 basis points are attributable to unfavorable political comps. Los Angeles accounted for only another 27 basis points of the decline, although the advertising push in Q4 appears to be impacting Q1 beneficially, with low single-digit revenue growth and positive EBITDA forecast for Q1. The market continues to be challenging, particularly at the national level; however, we are seeing some good local revenue numbers and are optimistic that there may be a halt to the overall revenue decline in Q1. Reach Media continues to perform well, as does TV One, which remains significantly ahead of their original plan. Our Q4 internet revenues grew by 32% year to year and our Interactive One team recently re-launched the Giant magazine website, and will release beta versions of our content verticals in Q1. I remain excited about our diversification strategy and the non-radio assets that we are assembling. At the same time, our management team is highly focused on improving radio cash-flows, which remain core to our business and which provide the platform for our future growth.”
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PAGE 2 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
		(as adjusted)[2]		(as adjusted)
	(unaudited)
	(in thousands)		(in thousands)
STATEMENT OF OPERATIONS DATA:

NET REVENUE	$78,081	$82,271	$330,271	$341,240

OPERATING EXPENSES:

Programming and technical	20,334	18,006	78,357	73,343
Selling, general and administrative	29,923	26,511	112,288	104,629
Corporate	7,035	5,307	27,328	26,296
Stock-based compensation	501	723	3,037	4,687
Depreciation and amortization	3,837	3,727	15,250	14,355
Impairment of intangible assets	404,098	49,930	409,604	49,930

Total operating expenses	465,728	104,204	645,864	273,240

Operating (loss) income	(387,647)	(21,933)	(315,593)	68,000

INTEREST INCOME	(390)	(360)	(1,242)	(1,393)

INTEREST EXPENSE	17,722	18,854	72,770	72,932

EQUITY IN LOSS OF AFFILIATED COMPANY	3,902	772	11,453	2,341

OTHER EXPENSE, net	325	9	347	278

Loss before (benefit) provision for income taxes, minority interest in income of subsidiaries and discontinued operations	(409,206)	(41,208)	(398,921)	(6,158)

(BENEFIT) PROVISION FOR INCOME TAXES	(26,680)	(12,891)	(23,032)	3,520
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	810	1,084	3,910	3,004

Net loss from continuing operations	(383,336)	(29,401)	(379,799)	(12,682)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(3,075)	3,941	(7,319)	5,952

Net loss	$(386,411)	$(25,460)	$(387,118)	$(6,730)

Weighted average shares outstanding — basic[3]	98,710,633	98,710,633	98,710,633	98,709,311
Weighted average shares outstanding — diluted[4]	98,710,633	98,710,633	98,710,633	98,709,311
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PAGE 3 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
		(as adjusted)		(as adjusted)
	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA — basic and diluted:

Loss from continuing operations per share	$(3.88)	$(0.30)	$(3.85)	$(0.13)
(Loss) income from discontinued operations per share	$(0.03)	$0.04	$(0.07)	$0.06

Net loss per share	$(3.91)	$(0.26)	$(3.92)	$(0.07)

SELECTED OTHER DATA:
Station operating income	$27,824	$37,754	$139,626	$163,268
Station operating income margin (% of net revenue)	35.6%	45.9%	42.3%	47.8%
Station operating income reconciliation:
Net loss	$(386,411)	$(25,460)	(387,118)	$(6,730)
Plus: Depreciation and amortization	3,837	3,727	15,250	14,355
Plus: Corporate expenses	7,035	5,307	27,328	26,296
Plus: Stock-based compensation	501	723	3,037	4,687
Plus: Equity in loss of affiliated company	3,902	772	11,453	2,341
Plus: (Benefit) provision for income taxes	(26,680)	(12,891)	(23,032)	3,520
Plus: Minority interest in income of subsidiaries	810	1,084	3,910	3,004
Plus: Interest expense	17,722	18,854	72,770	72,932
Plus: Impairment of intangible assets	404,098	49,930	409,604	49,930
Plus: Other expense	325	9	347	278
Plus: Loss (income) from discontinued operations, net of tax	3,075	(3,941)	7,319	(5,952)
Less: Interest income	(390)	(360)	(1,242)	(1,393)

Station operating income	$27,824	$37,754	$139,626	$163,268

Adjusted EBITDA[5]	$19,963	$31,715	$108,914	$132,007
Adjusted EBITDA reconciliation:
Net Loss	$(386,411)	$(25,460)	$(387,118)	$(6,730)
Plus: Depreciation and amortization	3,837	3,727	15,250	14,355
Plus: (Benefit) provision for income taxes	(26,680)	(12,891)	(23,032)	3,520
Plus: Interest expense	17,722	18,854	72,770	72,932
Less: Interest income	(390)	(360)	(1,242)	(1,393)

EBITDA	$(391,922)	$(16,130)	$(323,372)	$82,684
Plus: Equity in loss of affiliated company	3,902	772	11,453	2,341
Plus: Minority interest in income of subsidiaries	810	1,084	3,910	3,004
Plus: Impairment of intangible assets	404,098	49,930	409,604	49,930
Plus: Loss (income) from discontinued operations, net of tax	3,075	(3,941)	7,319	(5,952)

Adjusted EBITDA	$19,963	$31,715	$108,914	$132,007

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PAGE 4 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

		December 31, 2006
	December 31, 2007	(as adjusted)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$24,247	$32,406
Intangible assets, net	1,450,321	1,860,789
Total assets	1,667,725	2,195,210
Total debt (including current portion)	815,504	937,527
Total liabilities	1,030,736	1,176,963
Total stockholders’ equity	633,100	1,018,267

Minority interest in subsidiaries	3,889	(20)

	Current Amount	Applicable Interest
	Outstanding	Rate (a)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000	6.72%
Senior bank term debt (swap matures 6/16/2010)	25,000	6.57%
Senior bank term debt (swap matures 6/16/2008)	25,000	6.38%
Senior bank term debt (at variable rates) (b)	120,000	approximately 7.25%
Senior bank term debt (at variable rates) (b)	119,500	approximately 7.25%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%

Seller financed loan	1,004	5.10%

(a)	Under its swap agreements, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of December 31, 2007, that spread was 2.25% and is incorporated into the applicable interest rates set forth above.

(b)	Subject to rolling 90-day LIBOR plus a spread currently at 2.25% and incorporated into the rate set forth above. This tranche is not covered by swap agreements described in footnote (a).
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management’s current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission. Radio One does not undertake any duty to update any forward-looking statements.
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PAGE 5 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
Net revenue decreased to approximately $78.1 million for the quarter ended December 31, 2007, from approximately $82.3 million for the quarter ended December 31, 2006, a decline of 5%. The decrease in net revenue was due primarily to a decline in overall radio industry revenue in the markets in which we operate, as well as declines experienced in our Baltimore, Cleveland, Detroit, Houston and Philadelphia markets. Demand for national advertising was particularly weak for the markets in which we operate, which adversely impacted our revenues. In addition, the absence in fourth quarter 2007 of political advertising revenue similar to that generated in fourth quarter 2006 contributed to a difficult comparison in relation to fourth quarter 2006 results. These declines were partially offset by net revenue increases from our Atlanta and Raleigh markets, and the consolidation of the operating results of Giant Magazine. Net revenue is reported net of agency and outside sales representative commissions of approximately $9.2 million and $10.1 million for the quarters ended December 31, 2007 and 2006, respectively. Excluding the operating results of Giant Magazine, which we acquired in December 2006, our net revenue declined 6% for the three months ended December 31, 2007, compared to the same period in 2006.
Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of intangible assets increased to approximately $57.3 million from approximately $49.8 million for the quarters ended December 31, 2007 and 2006, respectively, an increase of 15%. The increase in operating expenses resulted primarily from the consolidation of the October through December 2007 operating results of Giant Magazine and expenses associated with our internet initiative. Increased operating expenses were also due to additional spending for music royalties, research, legal and professional fees, marketing and promotions, on-air talent and compensation and benefits associated with new corporate office hires. Excluding the operating results of Giant Magazine, operating expenses increased 10% for the three months ended December 31, 2007, compared to the same period in 2006. Excluding both the operating results of Giant Magazine and spending on our internet initiative, operating expenses increased 9% for the three months ended December 31, 2007, compared to the same period in 2006.
Stock-based compensation decreased to $501,000 from $723,000 for the quarters ended December 31, 2007 and 2006, respectively, a decline of 31%. Stock-based compensation consists of expenses associated with our January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” and expenses associated with restricted stock grants. The decrease in stock-based compensation was due to stock option grant forfeitures, cancellations and the completion of the vesting period for certain stock option grants.
Depreciation and amortization expense increased to approximately $3.8 million for the quarter ended December 31, 2007 from approximately $3.7 million for the quarter ended December 31, 2006, an increase of 3%. The increase was primarily due to depreciation for capital expenditures made subsequent to December 31, 2006.
Impairment of intangible assets increased to approximately $404.1 million from approximately $49.9 million for the quarters ended December 31, 2007 and 2006, respectively. The increase was due to impairment of radio broadcasting licenses primarily associated with our Los Angeles station and Houston market, and to a lesser extent, also with our Cincinnati, Cleveland, Columbus, Dallas, and Philadelphia markets. Our Los Angeles station was impaired during the quarter ended December 31, 2006 as well.
Interest expense decreased to approximately $17.7 million for the quarter ended December 31, 2007 from approximately $18.9 million for the quarter ended December 31, 2006, a decline of 6%. The decrease in interest expense during the three months ended December 31, 2007 resulted primarily from interest savings associated with lower net borrowings due to debt pay downs, which was partially offset by fees associated with the operation of WPRS-FM (formerly WXGG-FM) pursuant to a local marketing agreement (“LMA”) that began in April of 2007.
Equity in loss of affiliated company increased to approximately $3.9 million for the quarter ended December 31, 2007 from $772,000 for the same period in 2006. The increase in the loss is attributable to an increase in the Company’s share of TV One’s losses related to TV One’s current capital structure and the Company’s ownership levels in the equity securities of TV One that are currently absorbing its net losses.
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PAGE 6 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
Benefit for income taxes increased to approximately $26.7 million for the quarter ended December 31, 2007 compared to benefit for income taxes of approximately $12.9 million for the quarter ended December 31, 2006, an increase of 107%.  The increase in the benefit for income taxes was due to the tax effect of the significant increase in pre-tax loss to approximately $409.2 million for the quarter ended December 31, 2007, compared to a $41.2 million pre-tax loss for the same period in 2006, which is primarily due to impairment charges. Consistent with the requirements of SFAS No. 109, “Accounting for Income Taxes,” this benefit was then offset by an approximately $132.1 million increase in the valuation allowance for certain federal and state deferred tax assets, mainly net operating loss carryforwards. Excluding the impact of the current year change in the valuation allowance, our effective tax rate as of December 31, 2007 was 39.0%.
Loss from discontinued operations, net of tax, was approximately $3.1 million for the quarter ended December 31, 2007, compared to income of $3.9 million for the same period in 2006. Loss from discontinued operations, net of tax, includes the gain or loss and results of operations for sold radio station assets associated with our Augusta, Louisville and Dayton markets, radio station KTTB-FM in Minneapolis, and radio station WILD-FM in Boston, for total proceeds of approximately $138.1 million in cash. Income from discontinued operations also includes the results of operations of our radio station WMCU-AM (formerly WTPS-AM) in Miami, for which we have a definitive agreement to sell for approximately $12.3 million in cash, and is expected to close in the first quarter of 2008, subject to the necessary regulatory approvals. The loss from discontinued operations, net of tax was due primarily to impairment charges associated with the Augusta and Louisville market sales, and to a lesser extent, the KTTB-FM sale.
Other pertinent financial information includes capital expenditures of approximately $4.8 million for both quarters ended December 31, 2007 and 2006. Additionally, as of December 31, 2007, Radio One had total debt (net of cash balances) of approximately $791.3 million.
In December 2007, the Company closed on the sale of the assets of all of its radio stations in the Augusta metropolitan area to Perry Broadcasting Company for approximately $3.1 million in cash.
In November 2007, the Company closed on the sale of the assets of WLRX-FM, its remaining radio station in the Louisville metropolitan area to WAY FM Media Group, Inc. for approximately $1.0 million in cash.
In October 2007, the Company entered into an agreement to sell the assets of its radio station WMCU-AM (formerly WTPS-AM), located in the Miami metropolitan area, to Salem Communications Holding Corporation (“Salem”) for approximately $12.3 million in cash. Salem began operating the station under an LMA effective October 18, 2007. Subject to the necessary regulatory approvals, the transaction is expected to close in the first quarter of 2008.
In September 2007, we closed on the sale of the assets of all of our radio stations located in the Dayton market and five of our six radio stations located in the Louisville market to Main Line Broadcasting, LLC for approximately $76.0 million in cash.
In August 2007, the Company closed on the sale of the assets of radio station KTTB-FM in the Minneapolis metropolitan area to Northern Lights Broadcasting, LLC for approximately $28.0 million in cash.
In July 2007, the Company purchased the assets of WDBZ-AM, a radio station located in the Cincinnati metropolitan area for approximately $2.6 million in seller financing. Since August 2001 and up until closing, the station had been operated under an LMA, and the results of its operations had been included in the Company’s consolidated financial statements since the LMA commenced.
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PAGE 7 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
In April 2007, the Company signed an agreement and made a deposit of $3.0 million to acquire the assets of WPRS-FM (formerly WXGG-FM), a radio station located in the Washington, DC metropolitan area for approximately $38.0 million in cash. The Company began operating the station under an LMA in April 2007 and the financial results since inception of the LMA have been included in the Company’s consolidated financial statements. The station has been consolidated with the existing Washington, DC operations. The Company expects to complete this acquisition in the second quarter of 2008.
In December 2006, the Company closed on the sale of the assets of its radio station WILD-FM in the Boston metropolitan area to Entercom Boston, LLC (“Entercom”) for approximately $30.0 million in cash. Entercom began operating the station under an LMA effective August 18, 2006.
Radio One will hold a conference call to discuss its results for the fourth quarter of 2007. This conference call is scheduled for Thursday February 21, 2008 at 10:00 a.m. Eastern Time. Interested parties should call 612-288-0340 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 1:30 p.m. Eastern Time the day of the call, until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 320-365-3844; access code 909227. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for seven calendar days following the call.
Radio One, Inc. (www.radio-one.com) is one of the nation’s largest radio broadcasting companies and the largest radio broadcasting company that primarily targets African-American and urban listeners. On a pro forma basis, after closing the sale of our Miami station, Radio One will own and/or operates 54 radio stations located in 17 urban markets in the United States. Additionally, Radio One owns Magazine One, Inc. (d/b/a Giant Magazine) (www.giantmag.com), interests in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans and Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner.
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PAGE 8 — RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
Notes:
1 “Station operating income” consists of net loss before depreciation and amortization, income taxes, interest income, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries, impairment of intangible assets, other expense, corporate expenses, stock-based compensation expenses and (loss) income from discontinued operations, net of tax. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes, investments, debt financings, overhead, stock-based compensation, impairment charges and results of operations and income (losses) from asset sales. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating income (loss) or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.
2 Certain reclassifications associated with accounting for discontinued operations have been made to prior quarter and prior year balances to conform to the current presentation. These reclassifications had no effect on any other previously reported net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted”.
3 For both the three months ended December 31, 2007 and 2006, Radio One had 98,710,633 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options.
4 For the year ended December 31, 2007 and 2006, Radio One had 98,710,633 and 98,709,311 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.
5 “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, equity in loss of affiliated company, impairment of intangible assets, and minority interest in income of subsidiaries less (2) (loss) income from discontinued operations, net of tax, and interest income. Net income before interest income, interest expense, provision for income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, any impairment charges, as well as our equity in loss of our affiliated company and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.
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